UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Carronade Capital Master, LP (“Carronade”), together with the other participants in its solicitation, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc., a Nevada corporation (the “Company”). Carronade has filed a supplement to its definitive proxy statement that includes certain additional information on the Annual Meeting.

Item 1: On December 8, 2025, Carronade furnished materials to shareholders of the Company, copies of which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2: Also on December 8, 2025, Carronade sent an SMS text message blast to shareholders of the Company:

Carronade reaching out again - While you as a shareholder have endured a 60% loss over the past 5 years, Cannae management and directors have paid themselves over $650 million since 2017. Make your vote count and vote GOLD for change. Call (855) 208-8903 or email info@okapipartners.com today for help voting your shares.

Item 3: Also on December 8, 2025, Carronade posted the following materials and updates to www.ImproveCannae.com: